Exhibit 99.1

Monotype Announces Second Quarter 2015 Results

WOBURN, Mass.--(BUSINESS WIRE)--July 29, 2015--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading provider of typefaces, technology and expertise for creative applications and consumer devices, today announced financial results for the second quarter ended June 30, 2015.

Second quarter 2015 highlights

  Revenue for the quarter was $46.4 million.
  Operating income was $10.1 million, or 22 percent of revenue.
  Non-GAAP net adjusted EBITDA was $16.4 million, or 35 percent of revenue.
  Cash flow from operations was $13.4 million.

“Double-digit revenue growth in our Creative Professional business drove our solid, second-quarter results. Our focus across the company is to help more customers take advantage of the growth of content-driven opportunities,” said Doug Shaw, president and chief executive officer. “We’re encouraged by our progress with Swyft Media in emerging, content-centric categories, like in-app, branded emoji and mobile content. We’re also bringing new value to creators of HTML5-based marketing campaigns through our Web Font Platform, which aims to improve the creative workflow process.”

Scott Landers, chief operating officer and chief financial officer, said, “We remain confident in the strength of our business and profit models, as we look to capitalize on our recent investments. For the second half of the year, we expect net adjusted EBITDA margins to trend higher toward more traditional levels, as we anticipate revenue to improve.”

Second quarter 2015 operating results

Revenue for the quarter was $46.4 million, up three percent compared to $45.0 million for the second quarter of 2014. Creative Professional revenue was $20.7 million, an increase of 13 percent from the same period in 2014. OEM revenue was $25.7 million, a four percent decline from the second quarter of 2014.

Net income was $5.9 million, compared to $7.7 million in the second quarter of 2014. Earnings per diluted share were $0.15, compared to $0.19 in the same period in 2014.

Non-GAAP net income, which excludes the amortization of intangible assets and share-based compensation expense, net of taxes, was $9.3 million, compared to $10.9 million in the second quarter of 2014. Non-GAAP earnings per diluted share were $0.24 compared to $0.27 in the same period in 2014.

Non-GAAP net adjusted EBITDA was $16.4 million, or 35 percent of revenue, compared to $18.5 million in the second quarter of 2014.

A reconciliation of GAAP measures to non-GAAP measures for the three and six months ended June 30, 2015 and 2014 is provided in the financial tables that accompany this release.

Cash and cash flow

Monotype had cash and cash equivalents of $74.6 million as of June 30, 2015, compared to $78.8 million as of March 31, 2015, and $80.8 million as of June 30, 2014. The company generated $13.4 million of cash from operations in the second quarter of 2015.

Quarterly dividend and share repurchase program

Monotype’s most recent dividend payment of $0.10 per share was paid on July 21, 2015, to shareholders of record on July 1, 2015. The next dividend payment of $0.10 per share will be paid on Oct. 21, 2015, to shareholders of record as of Oct. 1, 2015.

During the second quarter of 2015, Monotype repurchased approximately 457,100 shares of common stock under the company’s repurchase program for an aggregate amount of approximately $12.5 million. Monotype today announced that it has completed its share repurchase program, approved in October, 2013. Since the program’s inception, Monotype repurchased 1.8 million of its shares, bought at prevailing market prices, which corresponds to a total repurchase value of approximately $50 million.

Financial outlook

For the third quarter, Monotype expects revenue in the range of $46.5 million to $49.5 million. The company anticipates third quarter 2015 non-GAAP net adjusted EBITDA in the range of $15.5 million to $18.0 million, GAAP earnings per diluted share in the range of $0.13 to $0.17, and non-GAAP earnings per diluted share in the range of $0.22 to $0.26.

For the full year 2015, Monotype continues to expect revenue in the range of $188.0 million to $194.0 million and non-GAAP net adjusted EBITDA in the range of $69.0 million to $73.0 million. The company expects full year GAAP earnings per diluted share in the range of $0.70 to $0.76 and non-GAAP earnings per diluted share in the range of $1.05 to $1.11.

Conference call details

Monotype will host a conference call on Wednesday, July 29, 2015, at 8:30 a.m. EDT to discuss the company’s second quarter 2015 results and business outlook for 2015. Individuals who are interested in listening to the audio webcast should log on to the Investors portion of the About Us section of Monotype’s website at www.monotype.com. The live call can also be accessed by dialing 877-201-0168 (domestic) or 647-788-4901 (international) using passcode 85624294. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investors portion of the company’s website for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s Creative Professional business and OEM business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts, Web design tools or products that incorporate the company’s text imaging solutions; risks associated with the maturation of the printer market and potential decreases in demand for our solutions; risks associated with the interruption of certain manufacturing chains as a result of natural disasters or political tensions; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the incurrence of acquisition related costs and the company’s ability to integrate products and employees from acquired companies in a timely manner or at all; risks associated with the company’s ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2014 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts to be included in the company’s future earnings releases and public filings. While Monotype may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype

Monotype is a leading global provider of typefaces, technology and expertise that enable the best user experience and ensure brand integrity. Headquartered in Woburn, Mass., Monotype provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s libraries and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram and LinkedIn.

Monotype, Helvetica and Frutiger are trademarks of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Univers is a trademark of Monotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. ©2015 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$74,620	$90,325
Accounts receivable, net	10,085	9,279
Income tax refunds receivable	2,925	2,593
Deferred income taxes	2,763	2,898
Prepaid expenses and other current assets	3,734	4,361

Total current assets	94,127	109,456
Property and equipment, net	15,611	10,578
Goodwill	187,194	176,999
Intangible assets, net	73,556	73,862
Other assets	1,836	3,563

Total assets	$372,324	$374,458

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$504	$1,156
Accrued expenses and other current liabilities	18,088	24,570
Accrued income taxes payable	477	640
Deferred revenue	8,303	7,107

Total current liabilities	27,372	33,473
Other long-term liabilities	3,274	2,596
Contingent acquisition consideration	4,997	—
Deferred income taxes	35,024	32,960
Reserve for income taxes	3,044	4,637
Accrued pension benefits	5,361	5,679
Stockholders’ equity:
Common stock	41	39
Additional paid-in capital	246,424	232,522
Treasury stock, at cost	(50,455)	(31,946)
Retained earnings	103,962	98,672
Accumulated other comprehensive loss	(6,720)	(4,174)

Total stockholders’ equity	293,252	295,113

Total liabilities and stockholders’ equity	$372,324	$374,458

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$46,405	$44,963	$92,451	$91,035
Cost of revenue	7,553	7,322	14,963	13,830
Cost of revenue—amortization of acquired technology	1,134	1,146	2,267	2,291

Total cost of revenue	8,687	8,468	17,230	16,121

Gross profit	37,718	36,495	75,221	74,914
Operating expenses:
Marketing and selling	14,532	11,987	27,508	23,105
Research and development	5,290	4,910	11,089	10,663
General and administrative	7,010	5,386	13,909	11,584
Amortization of other intangible assets	790	1,431	1,492	2,863

Total operating expenses	27,622	23,714	53,998	48,215

Income from operations	10,096	12,781	21,223	26,699
Other expense:
Interest expense, net	304	250	538	526
Other expense, net	705	291	682	380

Total other expense	1,009	541	1,220	906

Income before provision for income taxes	9,087	12,240	20,003	25,793
Provision for income taxes	3,183	4,549	6,742	9,657

Net income	$5,904	$7,691	$13,261	$16,136

Net income available to common stockholders—basic	$5,754	$7,532	$12,960	$15,847

Net income available to common stockholders—diluted	$5,755	$7,534	$12,962	$15,847

Net income per common share:
Basic	$0.15	$0.19	$0.33	$0.41

Diluted	$0.15	$0.19	$0.33	$0.40

Weighted average number of shares outstanding:
Basic	38,826,185	38,714,178	38,827,668	38,713,432
Diluted	39,395,395	39,623,517	39,458,758	39,865,906
Dividends declared per common share	$0.10	$0.08	$0.20	$0.16

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Income from operations	$10,096	$12,781	$21,223	$26,699
Depreciation and amortization	2,794	2,988	5,096	5,970
Share based compensation	3,470	2,756	6,241	5,016

Net adjusted EBITDA	$16,360	$18,525	$32,560	$37,685

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP net income available to common stockholders─diluted	$5,755	$7,534	$12,962	$15,847
Amortization, net of tax	1,251	1,618	2,492	3,226
Share based compensation, net of tax	2,256	1,731	4,138	3,140

Non-GAAP net income	$9,262	$10,883	$19,592	$22,213

RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP earnings per diluted share	$0.15	$0.19	$0.33	$0.40
Amortization, net of tax	0.03	0.04	0.07	0.08
Share based compensation, net of tax	0.06	0.04	0.10	0.08

Non-GAAP earnings per diluted share	$0.24	$0.27	$0.50	$0.56

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

OTHER INFORMATION

Share based compensation is comprised of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Marketing and selling	$1,609	$1,250	$2,875	$2,296
Research and development	644	613	1,186	1,127
General and administrative	1,217	893	2,180	1,593

Total expensed	$3,470	$2,756	$6,241	$5,016
Property and equipment	40	40	82	63

Total share based compensation	$3,510	$2,796	$6,323	$5,079

MARKET INFORMATION

The following table presents revenue for our two major markets:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Creative Professional	$20,678	$18,266	$41,182	$35,985
OEM	25,727	26,697	51,269	55,050

Total	$46,405	$44,963	$92,451	$91,035

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q3 2015	Q3 2015
GAAP net income	$5,200	$6,800
Amortization, net of tax	1,200	1,200
Share based compensation, net of tax	2,300	2,300
Non-GAAP net income	$8,700	$10,300

GAAP earnings per diluted share	$0.13	$0.17
Amortization, net of tax, per diluted share	0.03	0.03
Share based compensation, net of tax, per diluted share	0.06	0.06
Non-GAAP earnings per diluted share	$0.22	$0.26

Weighted average diluted shares used to compute earnings per share	39,300,000	39,300,000

Assumes 36% effective tax rate.

	Low End of Guidance	High End of Guidance
	2015	2015
GAAP net income	$27,900	$30,300
Amortization, net of tax	4,800	4,800
Share based compensation, net of tax	8,800	8,800
Non-GAAP net income	41,500	43,900

GAAP earnings per diluted share	$0.70	$0.76
Amortization, net of tax, per diluted share	0.12	0.12
Share based compensation, net of tax, per diluted share	0.23	0.23
Non-GAAP earnings per diluted share	$1.05	$1.11

Weighted average diluted shares used to compute earnings per share	39,400,000	39,400,000

Assumes 36% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC.
RECONCILIATION OF FORECAST GAAP OPERATING INCOME
TO FORECAST NON-GAAP NET ADJUSTED EBITDA
(Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q3 2015	Q3 2015
GAAP operating income	$9,000	$11,500
Depreciation and amortization	2,900	2,900
Share based compensation	3,600	3,600
Non-GAAP net adjusted EBITDA	$15,500	$18,000

	Low End of Guidance	High End of Guidance
	2015	2015
GAAP operating income	$44,500	$48,500
Depreciation and amortization	10,800	10,800
Share based compensation	13,700	13,700
Non-GAAP net adjusted EBITDA	$69,000	$73,000

CONTACT:
Investor Relations:
Monotype
Chris Brooks, 781-970-6120
ir@monotype.com